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                                                                   EXHIBIT 32B
                                 UNDERTAKING



     I,Iris R. Clay, on behalf of Capstone Intermediate Government Fund (the "Fund"), do hereby undertake to the Securities and Exchange Commission to file the Fund's unaudited financial statements within four to six months as requested in comments received from the Securities and Exchange Commission.


                                         CAPSTONE INTERMEDIATE GOVERNMENT FUND


Dated:  March 25, 1996                   /s/IRIS R. CLAY
                                         ----------------------------
                                         Iris R. Clay, Secretary